Item 30. Exhibit (n) i.

[KPMG letterhead appears here]

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 3, 2025, with respect to the statutory financial statements of C.M. Life Insurance Company, included herein, and to the reference to our firm under the heading “Experts” in the Statement of Additional Information.

/s/ KPMG LLP

Hartford, Connecticut

April 24, 2025

[KPMG letterhead appears here]

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 6, 2025, with respect to the financial statements of C.M. Life Variable Life Separate Account I, included herein, and to the reference to our firm under the heading “Experts” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

April 24, 2025